SECOND AMENDMENT

to

CONSULTING AGREEMENT

THIS SECOND AMENDMENT (the “Second Amendment”), dated February 14, 2013 (the “Effective Date”) is by and between Loton Corp., a Nevada corporation (the “Company”) and Andrew Schleimer (“Consultant”), shall modify and amend and shall constitute a part of that certain Consulting Agreement (“Agreement”) dated November 1, 2012, as amended by that certain first amendment dated January 14, 2013, by and between Company and Consultant.

WHEREAS, Company and Consultant wish to amend certain sections of the Agreement,

NOW, THEREFORE, for and in consideration of the promises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Defined Terms. All capitalized terms, unless otherwise indicated or defined, shall have the meanings attributed to them in the Agreement.

2. Events of Conflict. In the event of any conflict between the terms of the Agreement, as amended and the terms of this Second Amendment, the terms of this Second Amendment shall control.

3. Section 5.3 of the Agreement. Section 5.3 of the Agreement, as amended is hereby amended to delete the 1st sentence of Section 5.3 in its entirety and replace it with the following sentence:

“The Company grants Consultant the option to purchase 250,000 shares of common stock at an exercise price to be determined by the Board based upon the fair value of the Company as of the date of hereof. Consultant hereby agrees to enter into the Company’s standard option agreement with the Company, which such agreement shall set forth other terms and conditions related to the options granted hereunder.”

4. Effect of Agreement. Except as where amended by this Second Amendment, the Agreement shall remain in full force and effect in accordance with the terms thereof.

IN WITNESS WHEREOF, This Second Amendment to the Agreement has been executed by Company and Consultant, as of the Effective Date:

LOTON CORP. (“Company”)	CONSULTANT

By: _____________________	By: _________________________

Name: ___________________	Name: _______________________